United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2014

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition and Item 8.01 – Other Events.

As of December 31, 2013, OXiGENE, Inc. (“OXiGENE” or the “Company”) expects to report cash and restricted cash of approximately $7,005,000 compared with approximately $8,797,000 at September 30, 2013.

As of December 31, 2013, the Company had 5,586,523 shares of common stock outstanding, compared to 2,999,092 shares outstanding as of September 30, 2013. During the quarter ended December 31, 2013, the holder of the Company’s Series B Preferred Stock converted 5,800 shares of such preferred stock into 2,452,431 shares of common stock and exercised 135,000 Series B Warrants into 135,000 shares of the Company’s common stock for gross proceeds of $459,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: January 13, 2014	/S/ PETER J. LANGECKER
	By:	Peter J. Langecker
Chief Executive Officer